UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2003

RTW, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-25508	41-1440870
(Commission File Number)	(IRS Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN	55437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    952-893-0403

SIGNATURES
EX-99.1 Press Release dated April 1, 2003

Item 5. Notification of an Improved Financial Strength Rating from A.M. Best

     On April 1, 2003, A.M. Best Co. (Best) increased the financial strength rating of American Compensation Insurance Company (ACIC), a subsidiary of RTW, Inc., to B from B-. Best cited improved capitalization and operating performance as the primary factors contributing to the increase. The Company increased the capital and surplus to $26.8 million in 2002 from $19.5 million in 2001 as a result of improved operations in 2002.

Item 7 — Financial Statements and Exhibits:

(c)        Exhibits

99.1	RTW, Inc. Press Release dated April 1, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.

Dated: April 1, 2003	By	/s/ J. Alexander Fjelstad
J. Alexander Fjelstad
Chief Executive Officer
(Principal Executive Officer)